Atrion Reports First Quarter Results

ALLEN, TX -- (Marketwire - May 08, 2012) - Atrion Corporation (NASDAQ: ATRI) today announced that for the first quarter of 2012 diluted earnings per share were 22% lower than in the first quarter of 2011, and revenues for the quarter were down 4% compared to the first quarter of 2011.

Commenting on the Company's performance, David A. Battat, President & CEO, said, "The inventory adjustment by a long-term ophthalmic customer that was fully detailed in our February 21, 2012 press release announcing results for 2011 led to the predicted decline in operating income of 21% compared to the comparable quarter last year. While overall sales were down by $1.4 million, ophthalmic products showed a decline of $1.9 million. Although we are disappointed with the results for the first quarter of 2012, it is worth noting that we are comparing our 2012 results to a period of exceptionally strong performance last year when first quarter operating income was up 43% over the same quarter of 2010. Additionally, even with the burden of the customer inventory adjustment, our first quarter results showed a gross profit margin of 47% and an annualized return on equity of 15% even though cash and short and long term investments, which were equal to 40% of stockholder's equity, generated low returns from earned interest." Mr. Battat added, "We continue to expect that our customer's inventory correction will taper off as the year progresses, with full year 2012 showing an overall decline in our operating income of about 10%. Moreover, we expect to continue to exhibit high returns on equity even as we make major additions to tooling and automation and selectively add exceptional talents in engineering, R&D, and corporate development. Recognizing our growth potential, we purchased during the first quarter 10,000 shares of our stock in open market transactions at an average price of $202 per share."

Atrion's revenues for the quarter ended March 31, 2012 were $29,239,000 compared with $30,589,000 in the same period in 2011. Net income in the current year quarter totaled $5,377,000 compared to $6,858,000 in last year's first quarter. On a diluted per share basis, earnings for the period decreased to $2.65 as compared to $3.38 in the first quarter of last year.

Atrion Corporation develops and manufactures products primarily for medical applications. The Company's website is www.atrioncorp.com.

Statements in this press release that are forward looking are based upon current expectations and actual results or future events may differ materially. Such statements include, but are not limited to, Atrion's expectations regarding the inventory correction by a Company customer, full year 2012 operating income, returns on equity and additions to tooling, automation and personnel. Words such as "expects," "believes," "anticipates," "intends," "should", "plans," "will" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve risks and uncertainties. The following are some of the factors that could cause actual results or future events to differ materially from those expressed in or underlying our forward-looking statements: changing economic, market and business conditions; acts of war or terrorism; the effects of governmental regulation; competition and new technologies; slower-than-anticipated introduction of new products or implementation of marketing strategies; the Company's ability to protect its intellectual property; changes in the prices of raw materials; changes in product mix; and intellectual property and product liability claims and product recalls. The foregoing list of factors is not exclusive, and other factors are set forth in the Company's filings with the Securities and Exchange Commission.

                             ATRION CORPORATION
                     CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands, except per share data)
                                (Unaudited)

                                                     Three Months Ended
                                                          March 31,
                                                     2012          2011
                                                 ------------  ------------
Revenues                                         $     29,239  $     30,589
Cost of goods sold                                     15,410        15,037
                                                 ------------  ------------
    Gross profit                                       13,829        15,552
Operating expenses                                      5,886         5,456
                                                 ------------  ------------
    Operating income                                    7,943        10,096

Interest income                                           290           326
Other income (expense), net                                 2             2
                                                 ------------  ------------
    Income before income taxes                          8,235        10,424
Income tax provision                                   (2,858)       (3,566)
                                                 ------------  ------------
    Net income                                          5,377         6,858
                                                 ============  ============

Income per basic share                           $       2.67  $       3.40
                                                 ============  ============

Weighted average basic shares outstanding               2,015         2,016
                                                 ============  ============

Income per diluted share                         $       2.65  $       3.38
                                                 ============  ============

Weighted average diluted shares outstanding             2,026         2,030
                                                 ============  ============

                             ATRION CORPORATION
                         CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                                    Mar. 31,      Dec. 31,
ASSETS                                                2012          2011
                                                 ------------- -------------
                                                  (Unaudited)
Current assets:
    Cash and cash equivalents                    $      18,943 $      24,590
    Short-term investments                              20,164        20,279
                                                 ------------- -------------
      Total cash and short-term investments             39,107        44,869
    Accounts receivable                                 12,383        11,223
    Inventories                                         25,644        24,582
    Prepaid expenses and other                             865         2,313
    Deferred income taxes                                  755           755
                                                 ------------- -------------
        Total current assets                            78,754        83,742

Long-term investments                                   15,347        10,336

Property, plant and equipment, net                      57,414        56,370
Other assets                                            11,539        11,447
                                                 ------------- -------------

                                                 $     163,054 $     161,895
                                                 ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities                                  8,529        10,043
    Line of credit                                          --            --
    Other non-current liabilities                       13,321        13,338
    Stockholders' equity                               141,204       138,514
                                                 ------------- -------------

                                                 $     163,054 $     161,895
                                                 ============= =============

Contact:
Jeffery Strickland
Vice President and Chief Financial Officer
(972) 390-9800